Exhibit 99.1

Contacts:
Linda Heller	Kristyn Moll
Senior Vice President, Finance and CFO	Avalon Investor Relations
(805) 987-8741	(512) 514-6046

POWER-ONE ANNOUNCES CLOSING OF DOMINICAN REPUBLIC FACILITY

Camarillo, CA, May 27, 2009 — Power-One, Inc. (NASDAQ: PWER) (the “Company”), a leading provider of power conversion and power management solutions, today announced plans to close its Dominican Republic facility by the end of the first quarter in 2010.

The facility in the Dominican Republic employs approximately 900 people in the manufacture of the Company’s custom and standard AC-DC and DC-DC product lines.  Severance and other closure costs are expected to be approximately $13 to $15 million to be incurred through the second quarter of the fiscal year 2010, including certain non-cash charges of approximately $3 to $5 million.  The Company will transition the products to its plant located in China, its joint venture in China and to contract manufacturers. Power-One expects to realize an annual savings of approximately $14 to $15 million from the closing of the facility.

“The decision to close the Dominican Republic facility was a difficult but necessary one, and we deeply regret the impact that the closure will have on our employees,” said Richard Thompson, Chief Executive Officer of Power-One.  “Realigning our global manufacturing and sourcing was an essential step in advancing our strategic initiatives and further improving operational performance to position the company for long-term growth.  This restructuring action creates a more efficient manufacturing model that improves our ability to respond to customer requirements in a cost-effective manner.”

About Power-One

Power-One designs and manufactures energy-efficient power conversion and power management solutions for alternative/renewable energy, routers, data storage and servers, wireless communications, optical networking, medical diagnostics, military, railway controls, semiconductor test equipment, and custom applications.  Power-One, with headquarters in Camarillo, CA, has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas.  For information on Power-One and its products, visit the Company’s Web site at www.power-one.com.

•

•

•                  Safe Harbor Statement

Statements made in this press release which state the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may include statements regarding anticipated future productivity, performance, efficiencies and growth. It is important to note that future performance and actual results could differ materially from those discussed in or underlying such forward-looking statements as a result of risks and uncertainties that cannot be predicted or quantified and that are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: economic conditions in general and business conditions in the power supplies and renewable energy markets; foreign exchange rates; the Company’s ability to improve its operational and supply chain efficiencies; competitive factors such as pricing and technology; the timing and results achieved in completing product manufacturing transitions to Company facilities in China or other low-cost locations;  the threat of a prolonged economic slowdown or a lengthy or severe recession; continued volatility of the financial markets, including fluctuations in interest rates and trading prices of the Company’s equity securities; the results of pending legal proceedings; the Company’s ability to secure market share in higher margin, high-growth markets; the market growth of product sectors targeted by the Company as sectors of focus; and the Company’s ability to increase working capital.  Additional information concerning factors that could cause actual results to differ materially from expectations expressed in this press release are described  in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 from time to time, which  are also available through the Company’s Website at www.power-one.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Power-One undertakes no obligation to publicly update or revise any forward-looking statement.